Exhibit 23.1


                         Consent of Independent Auditors

         As independent auditors, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report for ECOS Group, Inc. and Subsidiary, dated July 26, 2000, and to all references to our Firm included in or made part of this registration statement.





/s/ Morrison, Brown, Argiz & Company
Miami, Florida
November 15, 2000